Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Registration Statement on Form S-8 related to the Louisiana-Pacific Corporation 1998 Employee Stock Purchase Plan.


                                               ARTHUR ANDERSEN LLP


Portland, Oregon,
     May 27, 1998